UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

Vermillion, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34810	33-059-5156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of Principal Executive Offices) (Zip Code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)

On February 19, 2016, the Compensation Committee of the Board approved the 2015 bonus payout amounts to each of the named executive officers listed below. The 2015 cash bonus payout amounts were determined based primarily on 2015 achievements measured against predetermined metrics for (1) continued commercialization (volume and revenue) of OVA1, (2) payer contract coverage rates and number of covered lives, (3)  Food and Drug Administration (FDA) clearance of Overa, (4)  generation of publications supporting Overa,  and (5)  initiating a new clinical registry study.  The amounts below together represent approximately 21% of the aggregate target bonus amount for such named executive officers. Mr. Ferrara’s payout was prorated based upon his start date of April 1, 2015. As previously disclosed, Ms. Miller departed the Company on February 19, 2016 and thus did not receive a payout for 2015.

Name	Title	Bonus Target for 2015	Bonus Payout for 2015
Valerie B. Palmieri	President, Chief Executive Officer and Director	50%	$67,500
Fred Ferrara	Chief Information Officer	40%	$22,680
Laura A. Miller	Senior Vice President of Sales and Customer Experience	40%	$ -

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: February 25, 2016By:/s/ Eric J. Schoen

Eric J. Schoen
Vice President, Finance and Chief Accounting Officer